                                                                     EXHIBIT 3.2



                             ADOPTION OF BYLAWS AND
                              ELECTION OF DIRECTORS
                               BY INCORPORATOR OF
                        ACC CONSUMER FINANCE CORPORATION,
                             A Delaware corporation


         The undersigned, sole incorporator named in the Certificate of Incorporation of ACC Consumer Finance Corporation, a Delaware corporation, hereby takes the following action to perfect the organization of the corporation:

         1. Adoption of Bylaws. The bylaws attached hereto are hereby adopted as the Bylaws of the corporation.

         2. Election of Directors. Ethan J. Falk (Class I), Jack P. Fitzpatrick (Class I), Rocco J. Fabiano (Class II), Jeffrey S. Lambert (Class III) and Jeffrey E. Susskind (Class III) are hereby elected directors of the corporation, each for the Class (as defined in the Certificate of Incorporation of the corporation) indicated and each to hold office until their successors are elected and qualified in accordance with the Certificate of Incorporation of the corporation.

         3. Resignation of Incorporator. The undersigned resigns as incorporator of the corporation.

         Executed on November __, 1995.



                                       ___________________________________
                                       Christopher J. Kearns, Incorporator

                                     BYLAWS
                                       OF
                        ACC CONSUMER FINANCE CORPORATION



                                   ARTICLE 1.

                                CORPORATE OFFICES

         1.1 Principal Office. The principal office of the corporation shall be 12750 High Bluff Drive, Suite 320, San Diego, California 92130.

         1.2 Registered Office. The registered office of the corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may, but need not, be identical with the principal office, and the address of the registered office may be changed from time to time by the board of directors.

         1.3 Other Offices. The board of directors may at any time establish other offices at any place or places within or outside the State of Delaware where the corporation is qualified to do business.


                                   ARTICLE 2.

                            MEETINGS OF STOCKHOLDERS

         2.1 Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

         2.2 Annual Meeting. The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. At the meeting, directors shall be elected and any other proper business may be transacted.

         2.3 Special Meeting. In addition to such special meetings as are required by applicable law, a special meeting of the stockholders may be called at any time only by the board of directors, the chairman of the board, the chief executive officer, the president or, upon the written request of a stockholder or stockholders holding shares in aggregate entitled to cast not less than 10% of the votes at the meeting, by the secretary.

         If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting

(which shall be not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request) and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, the chief executive officer, the president, any vice president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.7, explaining that a meeting will be held at the time requested by the person or persons calling the meeting, and specifying such time. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

         2.4 Notice of Stockholders' Meetings. Except as otherwise required by applicable law, all notices of meetings of stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         2.5 Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in this Section 2.5. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder notice shall be delivered to or mailed and received at the principal executive office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in such case pursuant to Regulation 14A


                                                   2
                                                                   July 19, 1997
under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination pertaining to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         2.6 Business Introduced by Stockholders. With respect to business introduced by a stockholder that is not specified in the notice of annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of the corporation for that business to be properly introduced at the annual meeting. To be timely, the notice must be delivered to or mailed and received by the secretary of the corporation in the same manner and subject to the same time requirements in accordance with the procedure set forth in Section
2.5. As to each matter the stockholder proposes to bring before the meeting, the stockholder's notice must set forth the following: (i) a brief description of the business sought to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of corporation stock that are beneficially owned by the stockholder and
(iv) any material interest of the stockholder in such business.

         2.7 Manner of Giving Notice; Affidavit of Notice. Except as otherwise required by applicable law, written notice of any meeting of stockholders, if mailed, shall be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         2.8 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting or (ii) a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than




                                        3
                                                                   July 19, 1997
announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         2.9 Adjourned Meeting; Notice. When a meeting is adjourned to another time or place, unless these Bylaws or the certificate of incorporation or applicable law otherwise requires, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         2.10 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairman to be in order.

         2.11 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.13 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

         Except as may be otherwise provided in the certificate of incorporation, each stockholder entitled to vote shall be entitled to one vote for each share of capital stock held by such stockholder.

         Directors shall be elected by plurality of the votes cast by holders of shares entitled to vote thereon. All other elections shall be determined and all questions decided by majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required by statute, the certificate of incorporation or these Bylaws.

         2.12 Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified



                                        4
                                                                   July 19, 1997
in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

         2.13 Record Date for Stockholder Notice; Voting. Except as otherwise required by applicable law, in order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

         If the board of directors does not so fix a record date:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         2.14 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, facsimile signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney in fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.

         2.15 List of Stockholders Entitled to Vote. The officer who is in charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each



                                        5
                                                                   July 19, 1997
stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.


                                   ARTICLE 3.

                                   DIRECTORS

         3.1 Powers. Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders of the outstanding shares, the business, property and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

         3.2 Number of Directors. The authorized number of directors shall be not less than five nor more than nine. The board of directors shall consist of five persons (one person in Class I, and two persons in each of Class II and Class III, which Classes are described in the certificate of incorporation) until changed by a proper amendment to this Section 3.2. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, a class of directors shall be elected at each annual meeting of stockholders to hold office until the expiration of the director's term, as specified in the certificate of incorporation. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Elections of directors need not be by written ballot.

         3.4 Resignation and Vacancies. Any director may resign at any time upon written notice to the attention of the secretary of the corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or




                                        6
                                                                   July 19, 1997
resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

         Unless otherwise provided in the certificate of incorporation or these Bylaws, any vacancy in the board, whether because of death, resignation, disqualification, an increase in the number of directors or any other cause may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director.

         If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may for the purpose of electing directors call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         If, at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to the filling of such vacancy), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such director, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as possible.

         3.5 Place of Meeting; Meetings By Telephone. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

         Unless otherwise restricted by the certificate of incorporation or by these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.6 Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         3.7 Special Meetings; Notice. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the




                                        7
                                                                   July 19, 1997
board, the chief executive officer, the president, any vice president, the secretary or any two (2) directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, or facsimile transmission, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, telegram, or facsimile transmission, it shall be delivered personally or by telephone, or to the telegraph company, or by facsimile transmission, at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director if the person giving the notice has reason to believe the notice will be communicated promptly to the director. The notice need not specify the purpose of the meeting or, if the meeting is to be held at the principal executive office of the corporation, the place of the meeting.

         3.8 Quorum. At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.9 Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meetings except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

         3.10 Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action



                                        8
                                                                   July 19, 1997
required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.

         3.11 Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation of a director.

         3.12 Approval of Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of any of its subsidiaries, including any officer or employee who is a director of the corporation or of any of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

         3.13 Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, but only by the affirmative vote of the holders of a majority, if such removal is for cause, and of the holders of at least two-thirds, if such removal is without cause, of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.


                                   ARTICLE 4.

                                   COMMITTEES

         4.1 Committees of Directors. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as a director, (ii) his resignation as a committee member or as a director or (iii) his removal as a committee member or as a director. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in




                                                   9
                                                                   July 19, 1997
the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these Bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution or (v) amend these Bylaws; and, unless the board resolution establishing the committee, these Bylaws or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

         4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required to do so by the board of directors.

         4.3 Meetings and Actions of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with Section
3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meeting), Section 3.7 (special meetings and notice), Section 3.8 (quorum),
Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these Bylaws, with such changes in the context of those provisions as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.





                                       10
                                                                   July 19, 1997

                                   ARTICLE 5.

                                    OFFICERS

         5.1 Officers. The Corporation shall have a chairman of the board, a chief executive officer or a president or both, a secretary, a chief financial officer and treasurer, a chief operating officer and a chief credit officer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2 Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section
5.3 or 5.5 of these Bylaws, shall be appointed by the board of directors.

         5.3 Subordinate Officers. The board of directors may appoint, or empower the chief executive officer and/or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine

         5.4 Removal and Resignation of Officer. Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board, or by any officer upon whom such power of removal may be conferred by the board of directors.

         Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

         5.5 Vacancies in Offices. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         5.6 Chairman Of The Board. The chairman of the board shall, if present, preside at all meetings of the board of directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these Bylaws. If at any time there is no chief executive officer or president, the chairman of the board shall in addition have the powers and duties prescribed in Section 5.7 or 5.8 of this Article 5, as applicable.





                                       11
                                                                   July 19, 1997

         5.7 Chief Executive Officer. The chief executive officer shall, subject to the control of the board of directors, have general direction and strategic control of the business and the officers of the corporation. In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the stockholders and at all meetings of the board of directors. The chief executive officer shall exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or these Bylaws.

         5.8 President. The president shall have general supervision and control of the sales and marketing and administration of the corporation and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws, subject to the control of the board of directors, the chairman of the board and the chief executive officer.

         5.9 Chief Operating Officer. The chief operating officer shall have general supervision and control over the operations of the corporation, subject to the control of the board of directors, chairman of the board, chief executive officer and president. The chief operating officer may sign and execute, in the name of the corporation, any instrument authorized by the board of directors, except when a signing and/or execution thereof shall have been expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation. The chief operating officer shall have all the general powers and duties of management usually vested in the chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the board of directors of these Bylaws.

         5.10 Vice Presidents. In the absence or disability of the chairman of the board, the chief executive officer, the president and the chief operating, officer, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chairman of the board or the chief executive officer.

         5.11 Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, the name of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.





                                       12
                                                                   July 19, 1997

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. The secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

         5.12 Chief Credit Officer. The chief credit officer shall be responsible for the credit approval department and the loan underwriting and review process of loans purchased by the corporation. The chief credit officer will be responsible for oversight of underwriting personnel of the corporation. The chief credit officer shall also have such other powers and duties as may be prescribed from time to time by the board of directors or these Bylaws.

         5.13 Chief Financial Officer and Treasurer. The chief financial officer and treasurer shall be the principal accounting officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer and treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. The chief financial officer and treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer, the president and/or directors, whenever they request it, an account of all his transactions as chief financial officer and treasurer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

         5.14 Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors.





                                       13
                                                                   July 19, 1997

                                   ARTICLE 6.

                               RECORDS AND REPORTS

         6.1 Maintenance and Inspection of Records. The corporation shall, whether at its principal executive offices or at such places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

         6.2 Inspection by Directors. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extract therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         6.3 Annual Statement to Stockholders. The board of directors shall present at each annual meeting and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.


                                   ARTICLE 7.

                                 GENERAL MATTERS

         7.1 Checks. From time to time, the board of directors shall determine, by resolution, which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued




                                       14
                                                                   July 19, 1997
in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

         7.2 Execution of Corporation Contracts and Instruments. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         7.3 Stock Certificates; Partly Paid Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors or the chief executive officer or president, and by the chief financial officer and treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares and upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         7.4 Special Designation on Certificates. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or




                                       15
                                                                   July 19, 1997
summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         7.5 Lost Certificates. Except as provided in this Section 7.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         7.6 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular and the term "person" includes both a corporation and a natural person.

         7.7 Dividends. The directors of the corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the corporation's capital stock.

         The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation and meeting contingencies.

         7.8 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.




                                       16
                                                                   July 19, 1997

         7.9 Seal. The corporation may adopt a corporate seal, which may be altered at its pleasure, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         7.10 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

         7.11 Stock Transfer Agreement. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         7.12 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                   ARTICLE 8.

                                   AMENDMENTS

         Bylaws of the corporation may be adopted, amended or repealed by the requisite number of stockholders entitled to vote as required by the certificate of incorporation; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors.


                                   ARTICLE 9.

                                 INDEMNIFICATION

         9.1 Indemnification -- Third Party Proceedings. The corporation (i) shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director or officer of the corporation, or any subsidiary of the corporation (the "Indemnitee"), and (ii) may indemnify a person who is or was a party or is threatened to be made a party




                                       17
                                                                   July 19, 1997
to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an employee or other agent of the corporation (the "Indemnitee Agent"), and such proceeding relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this
Article 9 or under Delaware law), judgments, fines, settlements (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) and other amounts actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with such proceeding if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, if Indemnitee or Indemnitee Agent had no reasonable cause to believe Indemnitee's or Indemnitee Agent's conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee or Indemnitee Agent did not act in good faith and in a manner that Indemnitee or Indemnitee Agent reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, shall not create a presumption that Indemnitee or Indemnitee Agent had reasonable cause to believe that Indemnitee or Indemnitee Agent's conduct was unlawful.

         9.2 Indemnification -- Proceedings by or in the Right of the Corporation. The corporation shall indemnify Indemnitee and may indemnify Indemnitee Agent if Indemnitee, or Indemnitee Agent, as the case may be, was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation or any subsidiary of the corporation to procure a judgment in its favor by reason of the fact that Indemnitee or Indemnitee Agent is or was a director, officer, employee or other agent of the corporation, or any subsidiary of the corporation, and such action relates to any action or inaction on the part of Indemnitee or Indemnitee Agent while an officer, director, employee or agent, or by reason of the fact that Indemnitee or Indemnitee Agent is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including, subject to Section 9.20, attorneys' fees and disbursements and any expenses of establishing a right to indemnification pursuant to this Article 9 or under Delaware law) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee or Indemnitee Agent in connection with the defense or settlement of the action or suit if Indemnitee or Indemnitee Agent acted in good faith and in a manner Indemnitee or Indemnitee Agent believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter to which




                                       18
                                                                   July 19, 1997

Indemnitee (or Indemnitee Agent) shall have been adjudged to have been liable to the corporation in the performance of Indemnitee's or Indemnitee Agent's duty to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee (or Indemnitee Agent) is fairly and reasonably entitled to indemnity for expenses and then only to the extent that such court shall determine is proper.

         9.3 Determination of Right of Indemnification. Any indemnification under Section 9.1 or 9.2 (unless ordered by a court) shall be made by the corporation unless a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

         9.4 Successful Defense on Merits. To the extent that Indemnitee (or Indemnitee Agent) without limitation has been successful on the merits in defense of any proceeding referred to in Sections 9.1 or 9.2 above, or in defense of any claim, issue or matter therein, the corporation shall indemnify Indemnitee (or Indemnitee Agent) against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by Indemnitee (or Indemnitee Agent) in connection therewith.

         9.5 Certain Terms Defined. For purposes of this Article 9, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on Indemnitee or Indemnitee Agent with respect to an employee benefit plan, and references to "proceeding" shall include any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. References to "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or other agent of such a constituent corporation or who, being or having been such a director, officer, employee or other agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

         9.6 Advancement of Expenses. The corporation shall advance all expenses incurred by Indemnitee and may advance all or any expenses incurred by Indemnitee Agent in connection with the investigation, defense, settlement (excluding amounts actually paid in settlement of any action, suit or proceeding) or appeal of any civil or criminal action, suit or proceeding referenced in Sections 9.1 or 9.2 hereof;




                                       19
                                                                   July 19, 1997
provided, that Indemnitee or Indemnitee Agent undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that Indemnitee or Indemnitee Agent is not entitled to be indemnified by the corporation as authorized hereby. The advances to be made hereunder shall be paid by the corporation (i) to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the corporation; and
(ii) to Indemnitee Agent within twenty (20) days following the later of a written request therefor by Indemnitee Agent to the corporation and determination by the corporation to advance expenses to Indemnitee Agent pursuant to the corporation's discretionary authority hereunder.

         9.7 Notice of Claim. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Article 9, and Indemnitee Agent shall, as a condition precedent to his or her ability to be indemnified under this
Article 9, give the corporation notice in writing as soon as practicable of any claim made against Indemnitee or Indemnitee Agent, as the case may be, for which indemnification will or could be sought under this Article 9. Notice to the corporation shall be directed to the secretary of the corporation at the principal business office of the corporation (or such other address as the corporation shall designate in writing, to Indemnitee or Indemnitee Agent). In addition, Indemnitee or Indemnitee Agent shall give the corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's or Indemnitee Agent's power.

         9.8 Enforcement Rights. Any indemnification provided for in Sections
9.1 or 9.2 or 9.4 shall be made no later than sixty (GO) days after receipt of the written request of Indemnitee. If a claim or request under this Article 9 or under any statute providing for indemnification is not paid by the corporation, or on its behalf, within sixty (60) days after written request for payment thereof has been received by the corporation, Indemnitee may, but need not, at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or request, and subject to Section 6.20, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees and disbursements) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct that make it permissible under applicable law for the corporation to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 9.6 unless and until such defense may be finally adjudicated by court order or judgment for which no further right of appeal exists. The parties hereto intend that if the corporation contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be a decision for the court, and no presumption regarding whether the applicable standard has been met will arise based on any determination or lack of determination of such by the corporation (including its board of directors or any subgroup thereof, independent legal counsel or its stockholders). The board of




                                       20
                                                                   July 19, 1997
directors may, in its discretion, provide by resolution for similar or identical enforcement rights for any Indemnitee Agent.

         9.9 Assumption of Defense. In the event the corporation shall be obligated to pay the expenses of any proceeding against an Indemnitee (or Indemnitee Agent), the corporation, if appropriate, shall be entitled to assume the defense of such proceeding with counsel approved by Indemnitee (or Indemnitee Agent), which approval shall not be unreasonably withheld, upon the delivery to Indemnitee (or Indemnitee Agent) of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee (or Indemnitee Agent) and the retention of such counsel by the corporation, the corporation will not be liable to Indemnitee (or Indemnitee Agent) under this
Article 9 for any fees of counsel subsequently incurred by Indemnitee (or Indemnitee Agent) with respect to the same proceeding, unless (i) the employment of counsel by Indemnitee (or Indemnitee Agent) is authorized by the corporation,
(ii) Indemnitee (or Indemnitee Agent) shall have reasonably concluded that there may be a conflict of interest of such counsel retained by the corporation between the corporation and Indemnitee (or Indemnitee Agent) in the conduct of such defense, or (iii) the corporation ceases or terminates the employment of such counsel with respect to the defense of such proceeding, in any of which events then the fees and expenses of Indemnitee's (or Indemnitee Agent's) counsel shall be at the expense of the corporation. At all times, Indemnitee (or Indemnitee Agent) shall have the right to employ other counsel in any such proceeding at Indemnitee's (or Indemnitee Agent's) expense.

         9.10 Approval of Expenses. No expenses for which indemnity shall be sought under this Article 9, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the corporation, which consent shall not be unreasonably withheld.

         9.11 Subrogation. In the event of payment under this Article 9, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (or Indemnitee Agent), who shall do all things that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

         9.12 Exceptions. Notwithstanding any other provision herein to the contrary, the corporation shall not be obligated pursuant to this Article 9:

         (a) Claims Initiated by Indemnitee. To indemnify, or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Article 9 or any other statute or law or as otherwise required under the Delaware General Corporation Law, but such indemnification or advancement of expenses may be provided by the corporation in




                                       21
                                                                   July 19, 1997
specific cases if the board of directors has approved the initiation or bringing of such suit; or

         (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Article 9, if a court of competent jurisdiction determines that such proceeding was not made in good faith or was frivolous; or

         (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) that have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the corporation; or

         (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

         9.13 Partial Indemnification. If Indemnitee is entitled under any provision of this Article 9 to indemnification by the corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the corporation shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

         9.14 Coverage. This Article 9 shall, with respect to expenses incurred following adoption of this Article 9, to the extent permitted by law, apply to acts or omissions of (a) Indemnitee that occurred prior to the adoption of this
Article 9 if Indemnitee was a director or officer of the corporation, or any predecessor corporation or constituent corporation in a merger involving the corporation, or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred; and (b) Indemnitee Agent that occurred prior to the adoption of this Article 9 if Indemnitee Agent was an employee or other agent of the corporation, or any preclusion or constituent corporation to a merger involving the corporation, or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the time such act or omission occurred. All rights to indemnification under this Article 9 shall be deemed to be provided by a contract between the corporation and the Indemnitee in which the corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary and notwithstanding that such indemnification is not specifically authorized by these Bylaws or by statute. Any repeal or modification of these Bylaws, the Delaware




                                       22
                                                                   July 19, 1997

General Corporation Law or any other applicable law shall not affect any rights or obligations then existing under this Article 9. The provisions of this
Article 9 shall continue as to Indemnitee and Indemnitee Agent for any action taken or not taken while serving in an indemnified capacity even though the Indemnitee or Indemnitee Agent may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding. This Article 9 shall be binding upon the corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee Agent and Indemnitee's and Indemnitee Agent's estate, heirs, legal representatives and assigns.

         9.15 Non-Exclusivity. Nothing herein shall be deemed to diminish or otherwise restrict any rights to which Indemnitee or Indemnitee Agent may be entitled under these Bylaws, any agreement, any vote of stockholders or disinterested directors, or under the laws of the State of Delaware. The corporation may enter into indemnification agreements with its directors, officers, employees or agents.

         9.16 Severability. Nothing in this Article 9 is intended to require or shall be construed as requiring the corporation to do or fail to do any act in violation of applicable law. If this Article 9 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify Indemnitee or Indemnitee Agent to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated.

         9.17 Enforceability Acknowledgment. In certain instances, Federal law or applicable public policy may prohibit the corporation from indemnifying its directors and officers under this Article 9 or otherwise. The corporation, if appropriate, may undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the corporation's right under public policy to indemnify an Indemnitee or Indemnitee Agent.

         9.18 Officer And Director Liability Insurance. The corporation shall, from time to time, make the good faith determination whether or not it is practicable for the corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the corporation with coverage for losses from wrongful acts, or to ensure the corporation's performance of its indemnification obligations under this Article 9. Among other considerations, the corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the corporation shall have no obligation to obtain or maintain such insurance if the corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the corporation.




                                       23
                                                                   July 19, 1997

         9.19 Notice To Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 9.7 hereof, the corporation has director and officer liability insurance in effect, the corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

         9.20 Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Article 9 to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the action was not instituted in good faith or was frivolous. In the event of an action instituted by or in the name of the corporation under this Article 9, or to enforce or interpret any of the terms of this Article 9, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's defenses to such action were not made in good faith or were frivolous. The board of directors may, in its discretion, provide by resolution for payment of such attorneys' fees to any Indemnitee Agent.

         9.21 Notice. All notices, requests, demands and other communications under this Article 9 shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.




                                       24
                                                                   July 19, 1997

                        CERTIFICATE OF ADOPTION OF BYLAWS

                                       OF

                        ACC CONSUMER FINANCE CORPORATION


         The undersigned person appointed in the Certificate of Incorporation to act as the Incorporator of ACC CONSUMER FINANCE CORPORATION, hereby adopts the foregoing bylaws, comprising nineteen (19) pages, as the Bylaws of the corporation.

         Executed this _____ day of __________, 1995.



                                       ________________________________
                                       Christopher J. Kearns




                                       25
                                                                   July 19, 1997